Exhibit 10.4

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

EMPLOYER/UNION-ONLY GROUP ADDENDUM TO CONTRACT WITH

APPROVED ENTITY PURSUANT TO SECTIONS 1851 THROUGH 1859 AND

1860D-1 THROUGH 1860D-42 OF THE SOCIAL SECURITY ACT FOR THE

OPERATION OF A MEDICARE ADVANTAGE PRESCRIPTION DRUG PLAN

The Centers for Medicare & Medicaid Services (hereinafter referred to as “CMS”) and (See Chart), a Medicare Advantage Organization (hereinafter referred to as the “MA Organization”) agree to amend the contract _______(INSERT “H” OR “R” NUMBER) governing the MA Organization’s operation of a Medicare Advantage plan described in section 1851(a)(2)(A) or section 1851(a)(2)(C) of the Social Security Act (hereinafter referred to as “the Act”), including all attachments, addenda, and amendments thereto, to include the provisions contained in this Addendum (collectively hereinafter referred to as the “contract”), under which the MA Organization shall offer Employer/Union-Only Group MA-PD Plans (hereinafter referred to as “employer/union-only group MA-PDs”) in accordance with the waivers granted by CMS under section 1857(i) of the Act. The terms of this Addendum shall only apply to MA-PD plans offered exclusively to employers/unions.

This Addendum is made pursuant to Subparts K of 42 CFR Parts 422 and 423.

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

ARTICLE I

EMPLOYER/UNION-ONLY GROUP MEDICARE ADVANTAGE

PRESCRIPTION DRUG PLANS

A.	MA Organization agrees to operate one or more employer/union-only group MA-PDs in accordance with the terms of this Addendum, the Medicare Advantage contract, which incorporates in its entirety the Solicitation For Applications from Prescription Drug Plans released on January 21, 2005 (as revised on March 9, 2005), as modified by the 2006 Part D Application Instructions for Employer/Union Sponsored Retiree Group Plans (as revised April 19, 2005) (except for requirements contained therein that are expressly waived or modified by this Addendum), all provisions of Federal statutes, regulations, and policies applicable to MA organizations and MA plans (except to the extent any such provisions are expressly waived or modified by this Addendum), and any employer/union-only group waiver guidance. MA Organization also agrees to operate one or more employer/union-only group MA-PDs in accordance with 42 CFR Parts 422 and 423 (with the exception of Subparts Q, R, and S), sections 1851 through 1859 and 1860D-1 through 1860D-42 of the Act (with the exception of 1860D-22(a) and 1860D-31), and the solicitation, as well as all other applicable Federal statutes, regulations, and policies, including any employer/union-only group waiver guidance.

B.	This Addendum is deemed to incorporate any changes that are required by statute to be implemented during the term of the contract, and any regulations and policies implementing or interpreting such statutory provisions.

C.	In the event of any conflict between the employer/union-only group waiver guidance issued prior to the execution of the contract and this Addendum, the provisions of this Addendum shall control. In the event of any conflict between the employer/union-only group waiver guidance issued after the execution of the contract and this Addendum, the provisions of the employer/union-only group guidance shall control.

D.	This Addendum is in no way intended to supersede or modify 42 CFR Parts 422 and 423 or sections 1851 through 1859 and 1860D-1 through D-42 of the Act, except as specifically provided in applicable employer/union-only group waiver guidance and/or in this Addendum. Failure to reference a statutory or regulatory requirement in this Addendum does not affect the applicability of such requirement to the MA Organization and CMS.

E.	The provisions of this Addendum apply to all employer/union-only group MA-PDs offered by the MA Organization. In the event of any conflict between the provisions of this Addendum and any other provision of the contract, the terms of this Addendum shall control.

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

ARTICLE II

FUNCTIONS TO BE PERFORMED BY THE MEDICARE ADVANTAGE

ORGANIZATION

A.	PROVISION OF MA BENEFITS

1.	MA Organization agrees to provide enrollees in each of its employer/union-only group MA-PDs the basic benefits (hereinafter referred to as “basic benefits”) as required under 42 CFR §422.101 and, to the extent applicable, supplemental benefits under 42 CFR §422.102 and as established in the MA Organization’s final benefit and price bid proposal as approved by CMS.

2.	MA Organization may swap different types of mandatory supplemental benefits and optional supplemental benefits (as defined in 42 CFR §422.2) (hereinafter referred to as “supplemental benefits”) of equal actuarial value in employer/union-only group MA-PDs.

3.	MA Organization may modify the cost sharing (e.g., coinsurance, copayments, deductibles) of basic and supplemental benefits offered in employer/union-only group MA-PDs by providing a higher benefit level and/or a modified premium to employer/union-only groups contracting with MA Organization. The uniformity of premium, benefits, and cost-sharing requirement of 42 CFR §422.100(d)(2) shall not apply to such modifications. The overall value of each modified benefit offered to employer/union-only groups must be actuarially equivalent to the basic and/or supplemental benefit offered in the employer/union-only group MA-PD and the modification must not have the effect of denying or discouraging access to covered medically-necessary health care items and services as set forth in 42 CFR §422.100(f)(2).

4.	The requirements in section 1852 of the Act and 42 CFR §422.100(c)(1) pertaining to the offering of benefits covered under Medicare Part A and in section 1851 of the Act and 42 CFR §422.50(a)(1) pertaining to who may enroll in an MA-PD are waived for employer/union-only group MA-PD enrollees who are not entitled to Medicare Part A.

5.	For employer/union-only group MA-PDs offering non-calendar year coverage, MA Organization may determine basic and supplemental benefits (including deductibles, out-of-pocket limits, etc.) on a non-calendar year basis subject to the following requirements:

(a) Applications, bids, and other submissions to CMS must be submitted on a calendar year basis; and

(b) CMS payments will be determined on a calendar year basis.

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

6.	For MA-PDs that have a monthly beneficiary rebate described in 42 CFR § 422.266:

(a) MA Organization may vary the form of rebate allocation so that the rebates vary between employer/union groups within the plan benefit package for an employer/union group to whom MA Organization offers the plan, with the exception of a rebate credited toward the reduction of the Part B premium. Any reduction of the Part B premium through crediting of the rebate must be available to all members of the plan at the same level, regardless of the enrollee’s employer/union group affiliation; and

(b) MA Organization must:

(i) ensure Part B premium buy-downs are the same for all enrollees;

(ii) ensure that the total monthly rebate amount for the plan total rebates per enrollee are uniform across employer groups in the plan and that all rebates are accounted for and used only for the purposes provided in the Act; and

(iii) retain documentation that supports the use of all of the rebates on a detailed basis and must provide access to this documentation in accordance with the requirements of 42 CFR §422.501.

B.	PROVISION OF PRESCRIPTION DRUG BENEFITS

1.	(a) Except as provided in II.B.1(b), MA Organization agrees to provide basic prescription drug coverage, as defined under 42 CFR §423.100, under any employer/union-only group MA-PD, in accordance with Subpart C of 42 CFR Part 423. MA Organization also agrees to provide Part D benefits under any employer/union-only group MA-PD as described in MA Organization’s bid approved each year by CMS.

(b) CMS agrees that MA Organization will not be subject to the actuarial equivalence requirement set forth in 42 CFR §423.104(e)(5) with respect to any employer/union-only group MA-PD and may provide less than the defined standard coverage between the deductible and initial coverage limit. MA Organization agrees that its basic prescription drug coverage under any employer/union-only group MA-PD will satisfy all of the other actuarial equivalence standards set forth in 42 CFR §423.104, including but not limited to the requirement set forth in 42 CFR §423.104(e)(3) that the plan has a total or gross value that is at least equal to the total or gross value of defined standard coverage.

(c) CMS agrees that nothing in this Addendum prevents MA Organization from offering benefits in addition to basic prescription drug coverage to employers/unions. Such additional benefits offered pursuant to private

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

agreements between MA Organization and employers/unions will be considered non-Medicare Part D benefits. MA Organization agrees that such additional benefits may not reduce the value of basic prescription drug coverage (e.g., additional benefits cannot impose a cap that would preclude enrollees from realizing the full value of such basic prescription drug coverage). MA Organization may charge employers/unions up to 100% of the value of the additional benefits as part of the monthly beneficiary premium.

(d) MA Organization agrees that any additional non-Medicare Part D benefits offered to an employer/union will always pay primary to the subsidies provided by CMS to low-income individuals under Subpart P of 42 CFR Part 423 (the “Low-Income Subsidy”).

2.	MA Organization agrees enrollees of employer/union-only group MA-PDs will not be permitted to make payment of premiums under 42 CFR §423.293(a) through withholding from the enrollee’s Social Security, Railroad Retirement Board, or Office of Personnel Management benefit payment.

3.	MA Organization agrees it shall obtain written agreements from each employer/union that provide that the employer/union may determine how much of an enrollee’s Part D monthly beneficiary premium it will subsidize, subject to the restrictions set forth in (a) through (e) below. MA Organization agrees to retain these written agreements with employers/unions and provide access to these written agreements to CMS in accordance with 42 CFR §§423.504(d) and 423.505(d) and (e).

(a) The employer/union can subsidize different amounts for different classes of enrollees in the employer/union-only group MA-PD provided such classes are reasonable and based on objective business criteria, such as years of service, date of retirement, business location, job category, and nature of compensation (e.g., salaried v. hourly). Different classes cannot be based on eligibility for the Low Income Subsidy.

(b) The employer/union cannot vary the premium subsidy for individuals within a given class of enrollees.

(c) The employer/union cannot charge an enrollee for prescription drug coverage provided under the plan more than the sum of his or her monthly beneficiary premium attributable to basic prescription drug coverage and 100% of the monthly beneficiary premium attributable to his or her supplemental prescription drug coverage (if any).

(d) For all enrollees eligible for the Low Income Subsidy, the low income premium subsidy amount will first be used to reduce the portion of the monthly beneficiary premium attributable to basic prescription drug coverage paid by the enrollee, with any remaining portion of the premium subsidy amount then applied

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

toward the portion of the monthly beneficiary premium attributable to basic prescription drug coverage paid by the employer/union.

(e) If the low income premium subsidy amount for which an enrollee is eligible is less than the portion of the monthly beneficiary premium paid by the enrollee, then the employer/union should communicate to the enrollee the financial consequences for the beneficiary of enrolling in the employer/union-only group MA-PD as compared to enrolling in another Part D plan with a monthly beneficiary premium equal to or below the low income premium subsidy amount.

4.	For non-calendar year employer/union-only group MA-PDs, MA Organization may determine benefits (including deductibles, out-of-pocket limits, etc.) on a non-calendar year basis subject to the following requirements:

(a) Applications, formularies, bids and other submissions to CMS must be submitted on a calendar year basis;

(b) The employer/union-only group MA-PD must be actuarially equivalent to defined standard coverage for the portion of its plan year that falls in a given calendar year. An employer/union-only group MA-PD will meet this standard if it is actuarially equivalent for the calendar year in which the plan year starts and no design change is made for the remainder of the plan year. In no event can MA Organization increase during the plan year the annual out-of-pocket threshold;

(c) After an enrollee’s incurred costs exceed the annual out-of-pocket threshold, the employer/union-only group MA-PD must provide coverage that is at least actuarially equivalent to that provided under standard prescription drug coverage; eligibility for such coverage can be determined on a plan year basis.

C.	ENROLLMENT REQUIREMENTS

1.	MA Organization agrees to restrict enrollment in an employer/union-only group MA-PD to those individuals eligible for the employer’s/union’s employment-based group coverage.

2.	MA Organization will not be subject to the requirement to offer the employer/union-only group MA-PD to all Medicare eligible beneficiaries residing in its service area as set forth in 42 CFR §422.50.

3.

If an employer/union elects to enroll individuals eligible for its employer/union-only group MA-PD through a group enrollment process, MA Organization will not be subject to the individual enrollment requirements set forth in 42 CFR §422.60 and §423.32(b). MA Organization agrees that all individuals eligible for its employer/union-only group MA-PD will be advised that the employer/union contracting with MA Organization to offer an employer/union-only group MA-PD (hereinafter referred to as “employer/union”) intends to enroll them into the

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

plan through a group enrollment process unless the individual affirmatively opts out of such enrollment. MA Organization agrees that all such individuals will be provided this information at least 30 days prior to the effective date of the individual’s enrollment in the employer/union-only group MA-PD. MA Organization agrees the information must include a summary of benefits offered under the employer/union-only group MA-PD, an explanation of how to get more information on such plan, and an explanation of how to contact Medicare for information on other MA-PD plans that might be available to the individual. In addition, MA Organization agrees that all information necessary to effectuate enrollment must be submitted electronically to CMS, consistent with CMS instructions.

D.	BENEFICIARY PROTECTIONS

1.	MA Organization’s employer/union-only group MA-PDs will not be subject to the marketing requirements set forth in 42 CFR §422.80 and §423.50 or the information requirements of 42 CFR §423.48.

2.	CMS agrees that the disclosure requirements set forth in 42 CFR §§423.128 and in the “Marketing Materials Guidelines for Medicare Advantage-Prescription Drug Plans (MA-PDs) and Prescription Drug Plans (PDPs),” will not apply with respect to any employer/union-only group MA-PD when the employer/union is subject to alternative disclosure requirements (e.g., the Employee Retirement Income Security Act of 1974 (“ERISA”)) and fully complies with such alternative requirements. MA Organization agrees to provide beneficiary plan documents, including summary plan descriptions and all other beneficiary communications that provide descriptions of the benefit offerings, to CMS at the time of use and to current and/or potential enrollees on a timely basis. CMS may review these documents in the event of beneficiary complaints or for other reasons and require changes if CMS determines that such changes are necessary.

E.	SERVICE AREA, FORMULARIES AND PHARMACY ACCESS

1.	CMS agrees that employer/union-only group Local MA-PDs that provide coverage to individuals in any part of a State can offer coverage to retirees eligible for the employer/union-only group MA-PD throughout that State. CMS also agrees that employer/union-only group Regional MA-PDs that provide coverage to individuals in any part of a Region can offer coverage to retirees eligible for the employer/union-only group MA-PD throughout that Region.

2.

CMS agrees that Regional MA-PDs and non-network Private Fee-for-Service employer/union-only group MA-PDs may extend coverage beyond their designated service areas to all enrollees of a particular employer/union-only group plan, regardless of where they reside in the nation, when the most substantial portion of the employer’s employees (or in the case of a union, the union’s participants) reside in the service area where the MA Organization, either itself or

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

through subcontractors or other partners, is a provider of non-group MA-PD coverage. The MA Organization agrees to conduct an actual review of where the substantial portion of the employer’s/union’s employees/participants reside and to maintain adequate supporting documentation of such review (including the date of such review, by whom the review was conducted, and any other relevant documentation to substantiate the review), and to permit CMS to audit and review such documentation. Such expanded service areas must have convenient Part D pharmacy access sufficient to meet the needs of enrollees wherever they reside.

3.	MA Organization agrees to utilize, as the formulary for any employer/union-only group MA-PD, a base formulary that has received approval from CMS, in accordance with CMS formulary guidance, for use in a non-group MA-PD offered by MA Organization. Except as set forth in 42 CFR §423.120(b) and sub-regulatory guidance, MA Organization may not modify the approved base formulary used for any employer/union-only group MA-PD by removing drugs, adding additional utilization management restrictions, or increasing the cost-sharing status of a drug from the base formulary. Enhancements that are permitted to the base formulary include adding additional drugs, removing utilization management restrictions, and improving the cost-sharing status of drugs.

4.	For any employer/union-only group MA-PD, MA Organization agrees to provide Part D benefits in the plan’s service area utilizing a pharmacy network and formulary that meets the requirements of 42 CFR §423.120, with the following exception: CMS agrees that the retail pharmacy access requirements set forth in 42 CFR §423.120(a) (“Tricare” standards) will not apply when the employer/union-only group MA-PD’s pharmacy network is sufficient to meet the needs of its enrollees throughout the employer/union-only group MA-PD’s service area, as determined by CMS. CMS may periodically review the adequacy of the employer/union-only group MA-PD’s pharmacy network and require the employer/union-only group MA-PD to expand access if CMS determines that such expansion is necessary in order to ensure that the employer/union-only group MA-PD’s network is sufficient to meet the needs of its enrollees.

F.	PAYMENT TO MA ORGANIZATION

Except as provided in II.F.1 through 4, payment under this Addendum will be governed by the rules of Subparts G and J of 42 CFR Part 423.

1. MA Organization acknowledges that the risk sharing, plan entry and retention bonus provisions of section 1858 of the Act and 42 CFR §422.458 shall not apply to any employer/union-only group Regional MA-PDs.

2. MA Organization acknowledges that the risk-sharing payment adjustment described in 42 CFR §423.336 is not applicable for any employer/union-only group MA-PD enrollee.

MA-PD EMPLOYER/UNION-ONLY GROUP CONTRACT ADDENDUM

3. MA Organization will receive a monthly direct subsidy under 42 CFR Subpart G for each employer/union-only group MA-PD enrollee equal to the amount of the national average monthly bid amount (not its approved standardized bid), adjusted for health status (as determined under 42 CFR §423.329(b)(1)) and reduced by the base beneficiary premium for the employer/union-only group MA-PD, as adjusted under 42 CFR §423.286(d)(3), if applicable. The further adjustments to the base beneficiary premium contained in 42 CFR §423.286(d)(1) and (2) will not apply.

4. MA Organization will not receive monthly reinsurance payment amounts in the manner set forth in 42 CFR §423.329(c)(2)(i) for any employer/union-only group MA-PD enrollee, but instead will receive the full reinsurance payment following the end of year reconciliation as described in 42 CFR §423.329(c)(2)(ii).

5. For non-calendar year plans:

(a) CMS payments will be determined on a calendar year basis;

(b) Low income subsidy payments and reconciliations will be determined based on the calendar year for which the payments are made; and

(c) MA Organization acknowledges that it will not receive reinsurance payments under 42 CFR §423.329(c).

ARTICLE III

RECORD RETENTION AND REPORTING REQUIREMENTS

A.	GENERAL REPORTING REQUIREMENTS

CMS agrees that MA Organization is not subject to the general public reporting requirements contained in 42 CFR §422.516(a) and §423.514(a) for its employer/union-only group MA-PDs to the extent that: (1) such information is required to be reported to enrollees and to the general public by other law (including ERISA or securities laws) or by a separate contractual agreement and (2) MA Organization fully complies with such requirements.